UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2025

HYPERLIQUID STRATEGIES INC

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42985	39-3284080
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

477 Madison Avenue 22nd Floor New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 883-4330

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PURR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On December 2, 2025 (the “Closing Date”), Hyperliquid Strategies Inc (the “Company”) completed its previously announced business combination (the “Closing”), pursuant to the Business Combination Agreement, dated as of July 11, 2025 (as amended on September 22, 2025, the “BCA”), by and among the Company, Sonnet BioTherapeutics Holdings, Inc. (“Sonnet”), Rorschach I LLC (“Rorschach”), TBS Merger Sub Inc. (“Sonnet Merger Sub”) and Rorschach Merger Sub, LLC (“Rorschach Merger Sub”), and the Company’s Common Stock (as defined below) is expected to begin trading on the Nasdaq Capital Market under the symbol “PURR” on December 3, 2025. The BCA, among other things, provided for (i) the merger of Rorschach Merger Sub with and into Rorschach (the “Rorschach Merger”), with Rorschach surviving the Rorschach Merger as a direct wholly owned subsidiary of the Company, and (ii) immediately following the Rorschach Merger, the merger of Sonnet Merger Sub with and into Sonnet (the “Sonnet Merger” and, together with the Rorschach Merger, the “Mergers” or “Business Combination”), with Sonnet surviving the Sonnet Merger as a direct wholly owned subsidiary of the Company. Capitalized terms used in this Current Report on Form 8-K (“Current Report”) but not otherwise defined herein have the meanings given to them in the BCA. See Item 2.01 for additional information regarding completion of the Business Combination.

Item 1.01 Entry into a Material Definitive Agreement.

Advisor Agreements

Pursuant to the BCA, on the Closing Date, the Company and Rorschach Advisors LLC (the “Advisor”) entered into an Advisor Rights Agreement (the “Advisor Rights Agreement”) and a Strategic Advisor Agreement (the “Advisory Agreement”), and the Company issued to the Advisor three warrants (each, an “Advisor Warrant”). Pursuant to the Advisor Rights Agreement, among other things, for so long as the Advisor and its affiliates continue to own at least 10% of the total number of shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), held by the Advisor as of immediately following the Closing (the “Minimum Holding Condition”), the Advisor will have the right to nominate a number of persons (the “Advisor Directors”) to the Company’s board of directors (the “Board”) equal to the result of (rounded up to the nearest whole number) (a) the percentage determined by dividing (i) the number of shares of Common Stock beneficially owned by the Advisor (together with its affiliates) (on an “as-converted” and “as exercised” basis and without applying any “blocker” provisions limiting the exercise or conversion of any securities held by any such person) by (ii) the total number of shares of Common Stock then outstanding (on an “as-converted” and “as exercised” basis), multiplied by (b) the then current size of the Board (counting, for purposes of such determination, all vacancies as filled), but in any event at least one director, who shall be the Chairman of the Board. In addition, for so long as the Minimum Holding Condition is satisfied, the Company will take all necessary action to cause the Board to be comprised of at least five directors, including the Advisor Directors, and to consist of the requisite number of directors meeting the independence requirements of the Nasdaq Stock Market (or other securities exchange on which the Common Stock is then listed). The Advisor Rights Agreement also provides the Advisor with certain information rights, and subjects the Advisor Shares and Advisor Warrants (and underlying shares of Common Stock) to lock-up restrictions applicable, subject to certain exceptions, for a period ending on the earlier of (x) the first anniversary of the Closing Date, (y) the date on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property, or (z) with respect to any securities subject to the lock-up, the date on which the last sale price of the Common Stock equals or exceeds an amount per share of Common Stock equal to 150% of the price (or deemed price) for which the Advisor acquired such securities.

Pursuant to the Advisory Agreement, the Advisor has agreed to use commercially reasonable efforts to provide to the Company certain technical advisory services related to the digital asset ecosystem, including Hyperliquid and related digital assets, developments in digital asset industries, the selection of third-party vendors with respect to asset management and related digital asset services and other strategic advice regarding digital assets treasury operations for a term of five years (subject to earlier termination under certain circumstances). The Advisory Agreement provides that, unless otherwise agreed by Advisor and subject in all respects to applicable law, in the event that the Company raises equity or equity-linked financing during the term, the Advisor will be entitled to receive grants of equity in the form of (a) shares of Common Stock equal to 5% of the number of shares of Common Stock issued or issuable pursuant to such financing and (b) warrants to purchase an aggregate number of shares of Common Stock equal to 15% of the number of shares of Common Stock issued or issuable pursuant to such financing, in substantially the same form as the Advisor Warrants, or as otherwise may be agreed by the Company and the Advisor. The Advisor shall also be entitled to receive such additional compensation, if any, as may be approved by the Board.

Each Advisor Warrant is exercisable to purchase an aggregate of 9,131,600 shares of Common Stock for a period of five years following the Closing Date. The three Advisor Warrants have per share exercise prices equal to $9.375, $12.50 and $18.75, respectively (in each case subject to adjustment for stock splits, share dividends and other similar events).

Contingent Value Rights Agreement

Also pursuant to the BCA, at the Closing the Company entered into a Contingent Value Rights Agreement (the “CVR Agreement”) with Continental Stock Transfer & Trust Company, as rights agent (“Rights Agent”), pursuant to which holders of shares of Sonnet common stock, par value $0.0001 per share (“Sonnet Common Stock”), excluding the shares of Sonnet Common Stock issued to the Subscribers pursuant to the Subscription Agreements, and Company In-The-Money Warrants, in each case, as of immediately prior to the Effective Time, received one contingent value right (each, a “CVR”) for each then-outstanding share of Sonnet Common Stock held by such stockholder (or, in the case of the Company In-The-Money Warrants, each share of Sonnet Common Stock for which such Company In-The-Money Warrants was exercisable into as of such date). The CVR Payment (as defined in the CVR Agreement) will be payable upon the closing of a sale, license, transfer, disposition, divestiture or other monetization transaction (i.e., a royalty transaction) (or a series of transactions) and/or winding down of, or other disposition(s) of any the Company Legacy Assets (as defined in the CVR Agreement) (a “Company Legacy Transaction”) during the period beginning on the Closing Date and ending on the third anniversary of the Closing Date (the “CVR Term”). The shares of Common Stock issuable in connection with the CVR Payment (the “CVR Shares”) are subject to certain deductions pursuant to the terms of the CVR Agreement.

The payment date for the CVR Shares will be within ten business days after the Rights Agent receives the CVR Shares from the Company upon the closing of a Company Legacy Transaction. In the event that a Company Legacy Transaction does not occur during the CVR Term or a Company Legacy Transaction does occur during the CVR Term but the amount of deductions payable pursuant to the terms of the CVR Agreement, including expenses related to the transaction, liabilities of the Company related to the Company’s outstanding warrants prior to the Closing and other expenses payable pursuant to the CVR Agreement, exceed the proceeds received pursuant to the Company Legacy Transaction, the holders of the CVRs will not receive any CVR Shares pursuant to the CVR Agreement. There can be no assurances that any holders of CVRs will receive any CVR Shares with respect thereto.

The CVRs are not transferable, except in certain limited circumstances as will be provided in the CVR Agreement, will not be certificated or evidenced by any instrument and will not be listed for trading on any exchange.

Registration Rights Agreement

Also pursuant to the BCA, at the Closing the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Advisor and certain investors in Rorschach pursuant to which, among other things, the Company agreed to provide such holders with customary registration rights with respect to the shares of Common Stock to be owned by such holders following the Closing (including shares of Common Stock issuable upon exercise of the Advisor Warrants, and shares issuable upon the conversion of shares of Series A Preferred Stock (as defined below)) (collectively, “Registrable Securities”). Among other things, the Company agreed to file, within 30 days following the Closing Date, a shelf registration statement covering the resale of the Registrable Securities, and granted the holders of Registrable Securities certain “piggyback” registration rights, and rights with respect to block trades and other coordinated offerings.

The foregoing descriptions of the terms and conditions of the Advisor Rights Agreement, the Advisory Agreement, the form of Advisor Warrants, the CVR Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in its entireties by the full text of such agreements, copies of which are filed as exhibits 10.1, 10.2, 4.1, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Explanatory Note” and the information contained in response to Item 1.01 of this Current Report is incorporated by reference into this Item 2.01.

On the Closing Date, the Company, Sonnet and Rorschach completed the Business Combination and the other transactions contemplated by the BCA, including the Mergers, with each of Sonnet and Rorschach surviving as wholly-owned subsidiaries of the Company.

Pursuant to the terms of the BCA, at the effective time of the Sonnet Merger (the “Effective Time”):

(i) Each share of Sonnet Common Stock issued and outstanding immediately prior to the Effective Time was canceled and converted into the right to receive one-fifth of one share of Common Stock and one CVR (together, the “Per Share Merger Consideration”)

(ii) Each Company Vested RSU outstanding immediately prior to the Effective Time was canceled and converted into the right to receive the Per Share Merger Consideration;

(iii) Each Company In-The-Money Warrant outstanding immediately prior to the Effective Time was canceled and converted into the right to receive, for each share of Company Common Stock the holder of such Company In-the-Money Warrant would have received had such Company In-The-Money Warrant been exercised in full in accordance with its terms immediately prior to the Effective Time, the Per Share Merger Consideration;

(iv) Each Company Out-Of-The-Money Warrant outstanding and unexercised immediately prior to the Effective Time (a) ceased to represent a Company Out-Of-The-Money Warrant in respect of shares of Sonnet Common Stock and was assumed by the Company and automatically converted into a warrant to acquire the same number of shares of Common Stock, subject to the same terms and conditions as were applicable to the applicable Company Out-Of-The-Money Warrant immediately prior to the Effective Time, with the right to receive, for each share of Sonnet Common Stock the holder of such Company Out-Of-The-Money Warrant would have received had such Company Out-Of-The-Money Warrant been exercised in full in accordance with its terms immediately prior to the Effective Time, the Per Share Merger Consideration or (b) entitled the holder of such Company Out-Of-The-Money Warrant to such other consideration that such holder was entitled to receive pursuant to the terms of such holder’s Out-Of-The-Money Warrant; and

(v) All shares of Sonnet Common Stock held in the treasury of Sonnet were canceled without any conversion thereof and no payment or distribution was or will be made with respect thereto (collectively, the “Company Merger Consideration”).

Each share of common stock of Sonnet Merger Sub issued and outstanding immediately prior to the Effective Time was converted into and became the right to receive one validly issued, fully paid and nonassessable share of Sonnet common stock, as the surviving entity in the Sonnet Merger.

Also pursuant to the terms of the BCA, (a) at the effective time of the Rorschach Merger, the equityholders of Rorschach immediately prior to the Closing received, in the aggregate, that number of shares of Common Stock equal to one-fifth of the aggregate amount of the cash and HYPE Tokens Value held by Rorschach immediately prior to the Closing, divided by $1.25 (except that one equityholder of Rorschach received, in lieu of a portion of the shares of Common Stock otherwise issuable to them, shares of Series A Preferred Stock), and (b) at the Closing the Company issued to the Advisor the 7,761,860 Advisor Shares and the Advisor Warrants.

Immediately after the Closing, the Company had the following outstanding securities (in addition to the CVRs):

●	127,025,563 shares of Common Stock;

●	166,172.794 shares of Series A Preferred Stock, which are initially convertible into an aggregate of 26,587,647 shares of Common Stock (subject to the provisions thereof, including certain “blocker” provisions);

●	The Advisor Warrants, exercisable for up to an aggregate of 27,394,800 shares of Common Stock in accordance with the terms thereof; and

●	The former Company Out-Of-The-Money Warrants, exercisable for up to an aggregate of 2,809,001 shares of Common Stock.

The foregoing description of the Mergers and the terms and conditions of the BCA does not purport to be complete and is qualified in its entirety by the full text of the BCA (including Amendment No. 1 thereto), copies of which are filed as exhibits 2.1 and 2.2 to this Current Report on Form 8-K and incorporated herein by reference. The BCA has been attached as an exhibit to this Current Report to provide investors and securityholders with information regarding its terms. It is not intended to provide any other factual information about the parties thereto or to modify or supplement any factual disclosures about the Company in its public reports filed with the SEC. The BCA includes representations, warranties and covenants of the parties signatory thereto made solely for the purpose of the BCA and solely for the benefit of the parties thereto in connection with the negotiated terms of the BCA. Investors should not rely on the representations, warranties and covenants in the BCA or any descriptions thereof as characterizations of the actual state of facts or conditions of the parties or any of their respective affiliates. Moreover, certain of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to SEC filings or may have been used for purposes of allocating risk among the parties to the BCA, rather than establishing matters of fact.

Item 3.02 Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report with respect to the Advisor Warrants and in Items 2.01 and 5.03 of this Current Report with respect to the issuance of the shares of Series A Preferred Stock is incorporated by reference into this Item 3.02 to the extent required. The Advisor Warrants and the shares of Series A Preferred Stock were offered and sold pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded by Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder, for the sale of securities not involving a public offering.

Item 3.03 Material Modifications to Rights of Security Holders.

The information contained in response to Item 5.03 of this Current Report is incorporated by reference into this Item 3.03.

Item 5.01 Changes in Control of Registrant.

The information included in Item 2.01 of this Current Report with respect to the Mergers and the information included in Item 5.02 of this Current Report with respect to the Company’s board of directors and executive officers following the Mergers is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors and Executive Officers

Effective as of the Closing Date, the size of the Board was fixed at seven members, David Schamis resigned as a member of the Board, and, in accordance with the provisions of the BCA, the following persons were elected to fill the seven newly-created vacancies: Bob Diamond, Jeff Tuder, Eric S. Rosengren, Thomas C. King, Larry Leibowitz, Nailesh Bhatt and Albert Dyrness. Mr. Rosengren, Mr. King and Mr. Leibowitz were appointed to serve as members of each of the audit committee, the compensation committee and the nominating and corporate governance committee of the Board. Each of Mr. Diamond and Mr. Tuder indirectly owns interests in the Advisor and, therefore, has an indirect interest in a portion of the Advisor Shares and the Advisor Warrants, as well as any additional compensation that may be paid to the Advisor in the future pursuant to the Advisory Agreement. Following the Closing, on the Closing Date, the newly-appointed Board increased the size of the Board to eight members and re-appointed David Schamis to fill the newly-created vacancy.

As of the Closing Date, the following persons continued to serve as the executive officers of the Company: David Schamis, President and Chief Executive Officer; Brett Beldner, Chief Financial Officer, Secretary and Treasurer; and Jeroen Nieuwkoop, Chief Operating Officer.

Biographical information regarding the directors and executive officers of the Company as of the Closing Date is as follows:

Bob Diamond is Founding Partner and Chief Executive Officer of Atlas Merchant Capital LLC. Until 2012, Mr. Diamond was Chief Executive of Barclays, having previously held the position of President of Barclays, responsible for Barclays Capital and Barclays Global Investors (“BGI”). He became an executive director of Barclays in 2005 and had been a member of the Barclays Executive Committee since 1997. Prior to Barclays, Mr. Diamond held senior executive positions at Credit Suisse First Boston and Morgan Stanley in the United States, Europe and Asia. Mr. Diamond worked at Credit Suisse First Boston from 1992 to 1996, where his roles included Vice Chairman and Head of Global Fixed Income and Foreign Exchange in New York, as well as Chairman, President and CEO of Credit Suisse First Boston Pacific. Mr. Diamond worked at Morgan Stanley from 1979 to 1992, including as the Head of European and Asian Fixed Income Trading. Mr. Diamond is currently Chairman of the Board of Concord Acquisition Corp II (“Concord II”), a publicly-traded special purpose acquisition company, and a member of the Board of Directors of South Street Securities Holdings, Inc. and Crux Informatics. He is also a Trustee of The American Foundation of the Imperial War Museum Inc., a Life Member of The Council on Foreign Relations and is involved in several non-profit initiatives, including being a Director of the Diamond Foundation. He is also Life Trustee and former Chair of the Colby College Board of Trustees.

Jeff Tuder is currently an Operating Partner of Atlas Merchant Capital LLC, having joined in September 2020. He also founded Tremson Capital Management, LLC to invest in undervalued public equities and to make private equity and credit investments in partnership with a number of family offices. He also serves as Chief Executive Officer of Concord II and Chief Financial Officer of two other special purpose acquisition companies, Digital Asset Acquisition Corp and Real Asset Acquisition Corp. Prior to founding Tremson Capital Management, LLC, Mr. Tuder held various investment positions at a number of investment firms including Fortress Investment Group and JHL Capital Group, among others. Mr. Tuder is currently Chairman of the Board of Directors of Inseego Corporation (NASDAQ: INSG) and a director of GCT Semiconductor Holding, Inc. (NYSE: GCTS), Digital Asset Acquisition Corp (NASDAQ: DAAQ) and Real Asset Acquisition Corp (NASDAQ: RAAQ). Mr. Tuder received a B.A. in English Literature from Yale College.

Eric S. Rosengren is CEO of Rosengren Consulting and Visiting Scholar at the MIT Golub Center for Finance and Policy. He previously served as President and CEO of the Federal Reserve Bank of Boston from 2007 to his retirement in 2021. As a Federal Reserve Bank president, he was a participant and voting member of the Federal Open Market Committee. Mr. Rosengren joined the Boston Fed in 1985 and held various roles in the Bank’s Research and Supervision, Regulation, and Credit Departments. He has published numerous papers and articles, and is often cited in leading academic journals and is featured in major media on topics including macroeconomics, monetary policy, international banking, bank supervision, and risk management. Mr. Rosengren serves on the board of directors of Beacon Financial Corporation, Inc. (NYSE: BBT), f/k/a Berkshire Hills Bancorp, Inc., a bank holding company, is a member of the Investment Advisory Group for the Harold Alfond Foundation, and is a member of the Board of Trustees of Colby College. He graduated Summa Cum Laude from Colby College and received a PH.D. in economics from University of Wisconsin-Madison.

Thomas C. King has served as an Operating Partner at Atlas Merchant Capital since November 2018. From December 2009 through March 2016, Mr. King held several senior roles at Barclays PLC (NYSE: BCS), an international investment banking firm, including serving as Chief Executive Officer of Investment Banking and Chairman of the Investment Banking Executive Committee. Mr. King was also a member of the Barclays Group Executive Committee, which oversees all of the Barclays PLC businesses. Mr. King currently serves as a director, and as Chair of the compensation committee, of Clear Channel Outdoor Holdings, Inc. (NYSE: CCO), an out-of-home advertising company. Mr. King served as a director of Leerink Partners LLC, a leading investment bank focused on the healthcare and life science industries, until its sale in January 2019. Mr. King also served on the board of directors of Panmure Gordon, a British corporate and institutional investment bank, from December 2018 until it completed its merger with Liberum Investment in May 2024. Additionally, Mr. King served as a director of Concord Acquisition Corp from December 2020 until its delisting in December 2022, as a director of Concord Acquisition Corp II from September 2021 to January 2023, as a director of Concord Acquisition Corp III (NYSE: CNDB), a blank check company, from November 2021 until its merger with GCT Semiconductor, Inc in March 2024, as a director of Silicon Valley Bank from September 2022 until March 2023, as a director of SVB Financial Group from September 2022 until its reorganization in November 2024 and as a director of Radius Global Infrastructure, Inc. (NASDAQ: RADI), an international aggregator of rental streams underlying wireless and other digital infrastructure sites, from November 2020 until its sale in September 2023. Mr. King received his MBA with distinction from the Wharton School, University of Pennsylvania and his Bachelor of Arts degree from Bowdoin College.

Larry Leibowitz is a finance and technology entrepreneur who specializes in business transformation and capital markets. Mr. Leibowitz is an Operating Partner of Atlas Merchant Capital, and serves as a member of the boards of Concord Acquisition Corp II and Forge Global Holdings, Inc. (NYSE: FRGE), as well as Vice Chairman of XCHG Xpansiv, an intelligent commodities exchange focusing on renewable energy products. He is also on the board of various other private companies in the data management, fintech, digital law, and site logistics businesses. Mr. Leibowitz also served on the boards of directors of Enfusion Inc. (NYSE: ENFN), a software provider in the investment management industry, until its merger with Clearwater Analytics Holdings, Inc., in April 2025, and Concord Acquisition Corp III (NYSE: CNDB), a blank check company, from November 2021 until its merger with GCT Semiconductor, Inc. in March 2024, Most recently, Mr. Leibowitz served as Chief Operating Officer, Head of Global Equities Markets and as a Member of the board of directors of NYSE Euronext, from 2007 to 2013. Prior to that, Mr. Leibowitz served as Chief Operating Officer of Americas Equities at UBS, Co-head of Schwab Soundview Capital Markets, and CEO of Redibook. Mr. Leibowitz was formerly a founding partner at Bunker Capital, and Managing Director and Head of Quantitative Trading and Equities technology at CS First Boston. Mr. Leibowitz graduated from Princeton University with an A.B. in Economics.

Nailesh Bhatt served on the board of directors of Sonnet from July 2018 through the Closing. Since January 2018, Mr. Bhatt has been the Chief Executive Officer of VGYAAN Pharmaceuticals LLC (“VGYAAN”), a company focused on developing and commercializing clinically critical drugs. Mr. Bhatt was also a Board Member of VGYAAN until June 2023. Prior to that, in November 2001, Mr. Bhatt founded Proximare and is its Managing Director. Proximare is a strategic advisory firm focused exclusively on the pharmaceutical industry. Mr. Bhatt also serves as a Board Member of Azurity Pharmaceuticals, Inc., CoreRx Pharma and Spectra Medical Devices. In June 2015, Mr. Bhatt founded Proximare Lifesciences Fund. Mr. Bhatt pursued a Bachelor of Arts at Boston University with a major in Biology. The Company believes Mr. Bhatt can make valuable contributions to the Board due to his years of experience in the pharmaceutical industry working with start-ups to Fortune 500 companies.

Albert Dyrness served on the board of directors of Sonnet from October 2019 through the Closing. Mr. Dyrness is a recognized biopharmaceutical industry expert in bio-process engineering with expertise in upstream, downstream, and fill/finish processes. Since July 2019, Mr. Dyrness has been the Managing Director of ADVENT Engineering Services, Inc., a Trinity Consultants Company, which serves as its life-sciences division. In 1988, Mr. Dyrness Co-Founded ADVENT Engineering Services, Inc., an engineering consulting firm serving the energy and life sciences industries. Starting with only 4 employees in the San Francisco Bay Area, ADVENT has grown to a staff of over 130 engineers with offices in Toronto, Canada, Singapore, Raleigh, North Carolina, Portland Oregon, Boston, Massachusetts, Irvine and San Ramon, California. In 2016, Mr. Dyrness became President and Chief Technical Officer of ADVENT and, in 2017, guided the company to a merger with Trinity Consultants, a 700-person engineering consulting firm. He also served as a member of the board of directors of Oncobiologics, Inc. (now Outlook Therapeutics, Inc.; Nasdaq: OTLK) from December 2015 to September 2017. In 1986, Mr. Dyrness graduated from the Massachusetts Institute of Technology where he studied mechanical engineering and entrepreneurism. The Company believes Mr. Dyrness is capable of making valuable contributions to the Board due to his years of experience in a Nasdaq-listed public company, along with years of entrepreneurial experience, including in the biopharmaceutical industry.

David Schamis is Founding Partner and Chief Investment Officer of Atlas Merchant Capital LLC. Previously, Mr. Schamis worked at J.C. Flowers from 2000 to 2014, most recently as a Managing Director and member of the management committee. Mr. Schamis joined J.C. Flowers at its inception and has significant experience investing in financial services and related businesses globally. Prior to J.C. Flowers, Mr. Schamis worked in the financial institutions investment banking group at Salomon Brothers from 1995 to 2000. Mr. Schamis is currently a member of the Board of Directors of South Street Securities Holdings, Inc., Panmure Liberum Limited, Kepler Cheuvreux SA, Marsh, Berry & Company, LLC, Cascadia Capital and Proformex. Mr. Schamis received a B.A. in Economics from Yale University. Mr. Schamis also is a member of the Board of Trustees of the village of Sands Point, NY.

Brett Beldner is a seasoned finance professional with a track record of both decentralized and traditional finance experience. Over the past five years, he has worked in the decentralized finance industry as both a Partner / Head of Finance for a private investment fund, Hard Yaka Ventures LP, from July 2022 to January 2025, focusing on payment technology and cryptocurrency as well as the Controller of Digital Currency Group, Inc., a global venture capital firm that builds and supports blockchain and digital companies, from February 2021 to February 2022. Mr. Beldner brings 17 years of traditional finance experience as well, from his time working as a finance / accounting professional at Macquarie Group, Barclays PLC and Lehman Brothers. Prior to working in industry, he spent seven years working at PwC advising clients on complicated financial structures and transactions. Mr. Beldner received a B.A. from Duke University in economics and an MBA from the University of Maryland in Finance. He also is a New York State licensed CPA.

Jeroen Nieuwkoop served as the Group Chief Strategy Officer of NASDAQ-listed Triller Group Inc. (previously AGBA Group Holding Limited) (“AGBA”) from November 2020 until November 2025 (between August 2025 and November 2025, on a part-time basis). Mr. Nieuwkoop brings extensive experience in operational management, private equity, mergers and acquisitions, and general corporate finance across the financial services industry. As part of the AGBA team, he spearheaded strategic corporate development initiatives, managed FinTech investments, and headed up several corporate departments. At AGBA, he was a board member or observer at Nutmeg, a British digital wealth platform; Tandem Money, a British challenger bank and Zai, a global payments company based in Ireland and Australia. Prior to AGBA, from 2005 to July 2020, Mr. Nieuwkoop was a Managing Director at Primus Pacific Partners, a private equity firm focused on financial services. From 2000 to 2005, Mr. Nieuwkoop held corporate development positions at Fubon Financial Holding Co., Ltd. Mr. Nieuwkoop started his career in the financial institutions investment banking group at Salomon Brothers from 1995 to 2000. Mr. Nieuwkoop received a Master of Science (MSc) in Business Administration and Management from the Erasmus University Rotterdam.

2025 Equity Incentive Plan

Effective as of the Closing Date, the stockholders of Sonnet approved the Hyperliquid Strategies Inc 2025 Equity Incentive Plan (the “2025 Equity Incentive Plan”), and the 2025 Equity Incentive Plan became effective. The 2025 Equity Incentive Plan permits the grant of incentive stock options, nonstatutory stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, stock bonus awards, and other stock-based awards, as well as the grant of dividend equivalents. Employees, directors and independent contractors of the Company and its subsidiaries are all eligible to participate in the 2025 Equity Incentive Plan, provided that incentive stock options may only be granted to employees. A total of 6,351,278 shares of Common Stock are reserved for awards under the 2025 Equity Incentive Plan.

The foregoing description of the 2025 Equity Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2025 Equity Incentive Plan, the form of which is filed as Exhibit 10.5 to this Current Report and incorporated herein by reference.

Director Compensation

On the Closing Date, following the Closing, the Board approved a director compensation policy pursuant to which each non-employee director will receive (i) annual cash compensation of $100,000 (or $150,000 in the case of each committee chair), payable quarterly, (ii) an initial award under the 2025 Equity Incentive Plan of restricted stock units having a value of $150,000 on the date of grant and vesting in three annual installments over a three-year period, and (iii) an annual award of restricted stock units valued at $150,000 on the date of grant and vesting in full on the first anniversary of the grant date.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On the Closing Date, the Company adopted an amended and restated certificate of incorporation, which became effective upon the filing thereof with the Secretary of State of the State of Delaware (the “Restated Charter”), and amended and restated bylaws (the “Restated Bylaws”). Among other things, the Restated Charter includes the following provisions:

●	Authorized capital stock of the Company consisting of 2,000,000,000 shares of Common Stock and 100,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”);

●	Except for any director elected by a series of Preferred Stock, any individual director or the entire Board may be removed from office at any time, but only for cause, and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class;

●	Except as may be otherwise provided for or fixed pursuant to the Restated Charter (including any Preferred Stock designation) relating to the rights, if any, of the holders of any outstanding series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of the stockholders of the Company (and may not be taken by consent of the stockholders in lieu of a meeting);

●	Subject to the rights, if any, of the holders of any series of Preferred Stock as provided or fixed by or pursuant to the provisions of Restated Charter (including any Preferred Stock designation), and to the requirements of applicable law, special meetings of the stockholders of the Company may be called for any purpose or purposes, at any time, only by or at the direction of the Board pursuant to a resolution adopted by a majority of the members of the Board, the Chairperson of the Board, the Chief Executive Officer or President and will not be called by any other person or persons;

●	Classification of the Board into three classes, with each class serving staggered three-year terms; and

●	Amendment of Restated Charter generally requires the approval of the Board and a majority of the combined voting power of the then-outstanding shares of voting stock, voting together as a single class, with the exception of certain provisions that would require the affirmative vote of at least 66 2/3% of the total voting power of all the then outstanding shares of stock of the company entitled to vote thereon, voting as a single class.

Among other things, the Restated Bylaws include provisions regarding stockholder proposals and the advance nomination of directors by stockholders, whereby for a proposal or nomination to be timely, in the case of an annual meeting, such a stockholder’s notice must be received by the secretary of the Company at the principal executive offices of the Company not later than the 90th day nor earlier than the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by such stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the tenth day following the day on which a public announcement of the date of such annual meeting is first made by the Company.

Also on the Closing Date, the Board adopted and the Company filed with the Secretary of State of the State of Delaware a certificate of designation (the “Certificate of Designation”) designating the rights, preferences and limitations of a new series of Preferred Stock, designated Series A (the “Series A Preferred Stock”). Up to 200,000 shares were designated Series A Preferred Stock, with each share of Series A Preferred Stock having a stated value equal to $1,000 (the “Stated Value”). Each share of Series A Preferred Stock will be convertible, at the option of the holder, into that number of shares of Common Stock determined by dividing the Stated Value by $6.25 (the “Conversion Price”). The Conversion Price may be adjusted pursuant to the Certificate of Designations for stock dividends and stock splits, subsequent rights offerings, pro rata distributions of dividends or the occurrence of a Fundamental Transaction (as defined in the Certificate of Designation). A holder of Series A Preferred Stock will not have the right to convert any portion of its Series A Preferred Stock if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to such conversion.

The shares of Series A Preferred Stock are not redeemable by the Company and are not entitled to receive dividends, except that if dividends are paid on the Common Stock then the Company would be required to pay a dividend on the Series A Preferred Stock on a pro rata basis with the Common Stock determined on an as-converted basis. The Series A Preferred Stock has no voting rights, except as required by the Restated Charter, applicable law and with respect to any vote to approve a Fundamental Transaction (in which case each holder of Series A Preferred Stock would be entitled to a number of votes equal to the number of whole shares of Common Stock into which such holder’s shares of Series A Preferred Stock were convertible).

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the then holders of the Series A Preferred Stock would be entitled to participate with the holders of Common Stock then outstanding, pro rata as a single class on an as-converted basis.

The foregoing descriptions of the Restated Charter, the Series A Preferred Stock and the Restated Bylaws do not purport to be complete and are qualified in their entireties by reference to the full text of the Restated Charter, the Certificate of Designation and the Restated Bylaws, copies of which are filed as Exhibits 3.1, 3.2 and 3.3, respectively, to this Current Report and incorporated herein by reference.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On the Closing Date, in connection with the Closing, the Board adopted a new code of business conduct and ethics applicable to all of the Company’s directors, officers and employees. A copy of the code of business conduct and ethics is available on the investor relations portion of the Company’s website at www.hypestrat.xyz. The foregoing description of the code of business conduct and ethics does not purport to be complete and is qualified in its entirety by the full text of the code of business conduct and ethics, a copy of which is attached to this Current Report as Exhibit 14.1 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On Closing Date, the Company and Sonnet issued a joint press release announcing the Closing. A copy of the press release is attached hereto as Exhibit 99.1. The press release and the information set forth therein shall not be deemed to be filed for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

Item 8.01 Other Events.

Pursuant to the ChEF Purchase Agreement, dated as of October 22, 2025 (the “Purchase Agreement”), between us and Chardan Capital Markets LLC (“Chardan”), effective as of the Closing Date, upon the terms and subject to the conditions and limitations set forth in the Purchase Agreement, the Company has the right from time to time to direct Chardan to purchase up to $1.0 billion of shares of Common Stock. In connection with the execution of the Purchase Agreement, the Company and Chardan also entered into a registration rights agreement, dated as of October 22, 2025 (the “Chardan Registration Rights Agreement”), pursuant to which the Company filed a registration statement on Form S-1 covering the shares issuable pursuant to the Purchase Agreement, which registration statement became effective on November 10, 2025. Sales of Common Stock to Chardan under the Purchase Agreement, and the timing of any sales, will be determined by the Company from time to time in the Company’s sole discretion and will depend on a variety of factors, including, among other things, market conditions, the trading price of the Common Stock and determinations by the Company regarding the use of proceeds from any sale of such Common Stock. The net proceeds from any sales pursuant to the Purchase Agreement will depend on the frequency with, and prices at, which the shares of Common Stock are sold to Chardan. To the extent the Company sells shares under the Purchase Agreement, it currently plans to use any proceeds therefrom for general corporate purposes, including potential purchases of HYPE Tokens.

The foregoing descriptions of the Purchase Agreement and the Chardan Registration Rights Agreement do not purport to be complete and are qualified in their entireties by reference to the full text of the Purchase Agreement and the Chardan Registration Rights Agreement, copies of which are filed as Exhibits 10.6 and 10.7, respectively, to this Current Report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The financial statements of Sonnet required by Item 9.01(a) of Form 8-K will be filed by an amendment to this Current Report no later than 71 days after the due date of this Current Report.

(b)	Pro Forma Financial Information.

The unaudited pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by an amendment to this Current Report no later than 71 days after the due date of this Current Report.

(d) Exhibits.

Exhibit Number	Description of Exhibit
2.1	Business Combination Agreement, dated as of July 11, 2025 (incorporated by reference to Exhibit 2.1 to Sonnet BioTherapeutics Holdings, Inc.’s Current Report on Form 8-K (File no. 001-35570), filed with the SEC on July 14, 2025).
2.2	Amendment No. 1 to Business Combination Agreement, dated as of September 22, 2025.
3.1	Amended and Restated Certificate of Incorporation, dated December 2, 2025.
3.2	Certificate of Designation of Series A Preferred Stock.
3.3	Amended and Restated Bylaws, dated December 2, 2025.
4.1	Form of Advisor Warrant (incorporated by reference to Exhibit D of Exhibit 2.1 to Sonnet BioTherapeutics Holdings, Inc.’s Current Report on Form 8-K (File no. 001-35570), filed with the SEC on July 14, 2025).
10.1	Advisor Rights Agreement, dated as of December 2, 2025, between Hyperliquid Strategies Inc and Rorschach Advisors LLC.
10.2	Strategic Advisor Agreement, dated as of December 2, 2025, between Hyperliquid Strategies Inc and Rorschach Advisors LLC.
10.3	Contingent Value Rights Agreement, dated as of December 2, 2025, between Hyperliquid Strategies Inc and Continental Stock Transfer & Trust Company.
10.4	Registration Rights Agreement.
10.5	Hyperliquid Strategies Inc 2025 Equity Incentive Plan (incorporated by reference to Annex I to the Company’s Form S-4/A (File no. 333-290034), filed with the SEC on October 6, 2025).
10.6	ChEF Purchase Agreement, dated as of October 22, 2025, between the Company and Chardan Capital Markets LLC (incorporated by reference to Exhibit 10.42 to the Company’s Form S-1 (File no. 333-291017), filed with the SEC on October 22, 2025).
10.7	Registration Rights Agreement, dated as of October 22, 2025, between the Company and Chardan Capital Markets LLC (incorporated by reference to Exhibit 10.43 to the Company’s Form S-1 (File no. 333-291017), filed with the SEC on October 22, 2025).
99.1	Joint Press Release, dated December 2, 2025.
104	Cover page interactive data file (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERLIQUID STRATEGIES INC

Date:	December 3, 2025	By:	/s/ David Schamis
		Name:	David Schamis
		Title:	Chief Executive Officer